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                                                                Exhibit 5


                                LAW OFFICES OF
                 MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                        150 WEST JEFFERSON, SUITE 2500
                           DETROIT, MICHIGAN 48226

SIDNEY T. MILLER (1864-1940)                          ANN ARBOR, MICHIGAN
GEORGE L. CANFIELD (1866-1928)                        BLOOMFIELD HILLS, MICHIGAN
LEWIS H. PADDOCK (1866-1935)                          DETROIT, MICHIGAN
FERRIS D. STONE (1882-1945)                           GRAND RAPIDS, MICHIGAN
                                                      KALAMAZOO, MICHIGAN
                                                      LANSING, MICHIGAN
                                                      MONROE, MICHIGAN
                                                      WASHINGTON, D.C.

                           TELEPHONE (313) 963-6420
                        TWX 810-221-5007 MILLCNFLD DET
                              FAX (313) 496-7500

                                                      AFFILIATED OFFICES:
                                                      PENSACOLA, FLORIDA
                                                      ST. PETERSBURG, FLORIDA
                                                      GDANSK, POLAND
                                                      WARSAW, POLAND




                                August 16, 1995




Comerica Incorporated
100 Renaissance Center
Suite 3800
Detroit, MI 48243


Dear Ladies and Gentlemen:

  With respect to the Registration Statement on Form S-4 (File No. 33-61487) filed by Comerica Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on August 1, 1995, as amended by Amendment No. 1 thereto filed on August 17, 1995 (as so amended, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 4,806,710 shares of Common Stock, $5.00 par value ("Company Common Stock"), together with associated Rights to purchase shares of the Company's Series C Participating Preferred Stock (the "Rights" and together with the Company Common Stock, the "Securities"), we, as your counsel, have examined such certificates, instruments, and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. The Securities are to be issued in exchange for shares of the Common Stock, no par value per share ("Metrobank Stock"), of Metrobank, a California state-chartered bank ("Metrobank"), in connection with the merger (the "Merger") of Comerica Holdings Incorporated, a California corporation and a wholly owned subsidiary of the Company ("Holdings") with and into Metrobank, pursuant to that certain Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of July 31, 1995, as amended by Letter Agreement dated August 10, 1995 (the "Merger Agreement").

  On the basis of such examination and review, we advise you that, in our opinion, when (a) the Registration Statement becomes effective under the Securities Act of 1933, as amended, and (b) the Merger become effective and the Securities have been issued in
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                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

                                      -2-


exchange for shares of Metrobank Common Stock pursuant to the Merger Agreement, the Company Common Stock will be validly issued, fully paid and non-assessable and the associated Rights will be validly issued. We note that the Rights are not currently exercisable. In expressing the foregoing opinions, we do not express any opinion with respect to, and have assumed the validity of, the Company's Series C Participating Preferred Stock issuable upon exercise of the Rights.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.



                              By /s/ Thomas G. Appleman
                                 ----------------------
                                     Thomas G. Appleman



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